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CONTACTS:

        Susan Gaffney        Veronica Rosa        Steven Eck
        Investor Relations   Investor Relations   Media Relations
        610-408-7292         610-408-7196         610-408-7295
        sgaffney@ikon.com    vrosa@ikon.com       seck@ikon.com
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                  IKON OFFICE SOLUTIONS ANNOUNCES SEARCH FOR
                            CHIEF FINANCIAL OFFICER


VALLEY FORGE, PENNSYLVANIA - MARCH 9, 1999 - IKON Office Solutions (NYSE: IKN) announced today the resignation of Kurt E. Dinkelacker as Chief Financial Officer and a member of the IKON Board of Directors, effective May 1.

     Kurt has held a variety of financial and executive positions with IKON and its predecessor company, Alco Standard, since 1985. He is leaving to pursue other opportunities. The Company has engaged an executive search firm to identify the new Chief Financial Officer and expects to have a successor in place by May 1.

     The new Chief Financial Officer will be an essential member of IKON's senior management team as the Company seeks to become a more cost-competitive, customer focused operating company.

     IKON Office Solutions, Inc. (www.ikon.com) is one of the world's leading
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office technology companies, providing customers with total office solutions from copier and printing systems, computer networking and digital document services to copy center management, technology training and electronic file conversion. With fiscal 1998 revenues of more than $5.6 billion, IKON has more than 1,000 locations in the United States, Canada, Mexico, the United Kingdom, France, Germany and Denmark.

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